Exhibit 10.14

Amendment No. 6

to

Technical Services Agreement

This Amendment no. 6 (“Amendment”) to the Inventory Support & Services Agreement Between Delta Air Lines, Inc (“Delta”) and MN Airlines, LLC, (“Sun Country”) dated October 8, 2003, (the “Agreement”), shall be effective as of 1st day of April, 2009 (“Effective Date”).

WHEREAS, the parties have entered into the Agreement for the provision of certain maintenance services to Sun Country; and

WHEREAS, the parties wish to amend the Agreement to allow for changes in aircraft that are covered by this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.    All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

The entire Agreement is hereby amended to include the following aircraft tail numbers to be included and covered under the Agreement;

Registration	Model	Serial #	Mfg. Date	Engine Type
N710SY	B737-73V	S/N 30241	Dec 2001	CFM56-7B22
N711SY	B737-73V	S/N 30245	Jan 2002	CFM56-7B22

2.    Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the date first written above.

MN Airlines, LLC.		DELTA AIR LINES, INC.
DBA Sun Country Airlines

By:	/s/ Tony Kubit	By:	/s/ Jack Turnbill
Name:	Tony Kubit	Name:	Jack Turnbill
Title:	Director of Engineering	Title:	Vice President of Technical Sales